                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): October 2, 2001


                         AMERICAN BIO MEDICA CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

          New York                      0-28666                14-1702188
----------------------------    ------------------------  ----------------------
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
     of Incorporation)                                    Identification Number)



            122 Smith Road, Kinderhook, NY                      12106
            ---------------------------------------------------------
            (Address of Principal Executive Offices)       (Zip Code)

       Registrant's telephone number, including area code: (800) 227-1243

ITEM 5.  OTHER EVENTS

         On October 2, 2001 the Board of Directors of the registrant accepted the resignation of Stan Cipkowski as President and Cipkowski was appointed to the position of Executive Vice President of the registrant. Cipkowski also remains a Director of the registrant. Robert L. Aromando Jr. was named President and remains Chief Executive Officer and resigned from his position of Chairman of the Board of Directors. Aromando also remains as a Director of the registrant. Gerald Moore, a current Director of the registrant, was elected Chairman of the Board of Directors.

         On October 2, 2001, the shareholders of the registrant ratified the proposal to allow the registrant to increase its authorized capital stock from Thirty Million (30,000,000) shares of $0.01 par value common stock to Fifty Million (50,000,000) shares of $0.01 par value common stock. There was no change to the current issued and outstanding stock as a result of this action and all shareholder rights and preferences remain the same.


ITEM 8.  CHANGE IN FISCAL YEAR

         On October 2, 2001, the Board of Directors of the registrant determined to change its fiscal year end from April 30, which was the fiscal year used in its most recent filing with the Commission, to December 31. The report covering the eight-month transition period ending December 31, 2001, will be filed with the Commission on Form 10-KSB.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                AMERICAN BIO MEDICA CORPORATION
                                                (Registrant)


Dated: October 5, 2001                          By:     /s/ Keith E. Palmer
                                                   -----------------------------
                                                        Keith E. Palmer
                                                        Chief Financial Officer

























                                       3